SENIOR LOAN AGREEMENT

SENIOR LOAN AGREEMENT (this “Agreement”) dated as of July 3, 2009 by and between SmartHeat Inc., a Nevada corporation with its principal executive offices located at A-1, 10, Street 7 Shenyang Economic and Technological Development Zone Shenyang, China 110027 and its wholly owned subsidiary Shenyang Taiyu Machinery & Electronic Equipment Co, Ltd., a company organized under the laws of the Peoples Republic of China (the “Subsidiary”) (collectively, the “Company”), and Strong Growth Capital, Ltd, a limited company organized under the laws of the British Virgin Islands with its principal executive offices located at Bldg, 24 De Castro Street, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands ("Lender").

WITNESSETH

WHEREAS, Lender has agreed, subject to the terms and conditions hereof, to loan to the Company the sum of US $9,000,000 (Nine Million Dollars) (the "Loan"), which shall be senior to any other debt of the Company.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.  The Loan.  Simultaneously with the execution of this Agreement by the parties hereto, the Lender will loan to the Company the sum of US $9,000,000. The Loan will be evidenced by a note (the "Senior Note"), dated the date hereof, in the principal amount of the Loan, and will bear simple interest at the rate of 10% per annum, payable quarterly commencing on September 30, 2009 and thereafter on the last day of the month which is not a banking holiday recognized by J.P. Morgan Bank in New York City or a Saturday or Sunday, and the principal with any accrued and unpaid interest thereon, on the earlier of (i) six months from the date hereof, (ii) on demand of the Lender at any time commencing three (3) months from the date hereof, or (iii) upon acceleration due to a Change of Control, Event of Default or Acceleration Event (as defined herein). Upon completion of any financing by the Company or its Subsidiary, the entire outstanding amount of principal and interest, or any part thereof, shall be due upon demand of the Lender (an “Acceleration Event”).  The Senior Note will be in the form attached hereto as Exhibit A.

2. Representations and Warranties of the Company. The Company represents and warrants that:

(A)  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and the Company and its Subsidiary are duly qualified to do business and in good standing in such jurisdictions where the conduct of their business makes such qualification necessary. The Company has full power and authority, corporate and otherwise, to enter into and perform this Agreement and the Senior Note. The Company owns One Hundred Percent (100%) of the equity of its Subsidiary and none of such equity or the assets of its Subsidiary are subject to any liens or encumbrances. The Company and its Subsidiary has no debt or any liens or encumbrances on any of its assets.

(B)  The execution, delivery and performance by the Company of this Agreement, and the making, execution and delivery by the Company of the Senior Note (collectively with the Agreement referred to herein as the "Transaction Documents") have been duly authorized by all necessary corporate action and will not violate any provision of law, court order or decree to which the Company or its Subsidiary are subject to, or the Company's Articles of Incorporation or Bylaws, as amended, or result in the breach of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Company or its Subsidiary pursuant to any agreement or instrument to which they are a party. The Transaction Documents are a valid and binding obligation of the Company, enforceable in accordance with its terms subject to general principles of equity and bankruptcy and other laws affecting creditors' rights generally.

(C)  Except for any applicable requirements of state securities laws (as to which no representations or warranties are made), no governmental permit, consent, approval or authorization is required in connection with (i) the execution, delivery and performance of the Transaction Documents, or (ii) the offer, sale, issuance and delivery of the Note contemplated hereby by the Company; provided, that, all representations made to the Company by the Lender in this Agreement and in any other document or instrument delivered in connection herewith are assumed for purposes of this representation and warranty to be accurate and complete.

(D)  The Company has made available to the Lender through the EDGAR system, true and complete copies of the Company’s most recent Annual Report on Form 10 for the fiscal year ended December 31, 2008 (the “10-K”), and all other reports filed by the Company pursuant to the 1934 Act since the filing of the 10-K and prior to the date hereof (collectively, the “SEC Filings”). The SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period. The Company and its Subsidiary are engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole.

(E) The SEC Filings complied as to form and content in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(F) The net proceeds of the Senior Note hereunder shall be used by the Company for working capital.

(G) Since March 31, 2009, except as identified and described in the SEC Filings, there has not been:

(i) any change in the financial condition of the Company that could reasonably be expected to have a material adverse effect (“Material Adverse Effect”) on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiary taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents, individually or in the aggregate; or

(ii) any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

3.  Representations and Warranties by the Lender. As an inducement to the Company to enter into this Agreement and issue the Note, Lender represents and warrants, as follows:

(A) Lender is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to enter into the Transaction Documents.

(B)  The execution, delivery and performance by Lender of the Transaction Documents to which Lender is a party have been duly authorized and will each constitute the valid and legally binding obligation of Lender, enforceable against Lender in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

(C)  Lender acknowledges that he has been advised that the Note has not been registered under the provisions of the Act.

(D)  Lender acknowledges reviewed and received copies of all SEC Filings. Lender specifically disclaims receipt of any other information and material, whether oral or in writing, from the Company or anyone acting for or on behalf of the Company, and reliance upon any such unauthorized oral or written information and material is specifically disclaimed.

4. Covenants.

(A) The Company shall cause its Subsidiary to guaranty its obligations under this Agreement and the Senior Note pursuant to the relevant laws of the Peoples Republic of China.

(B) Upon an Event of Default (as defined in the Senior Note) or a change of control of the Company, which shall be solely determined by the Lender (a “Change of Control”),  the entire outstanding principal amount of the Senior Note, and interest due thereon, shall become immediately due and payable.

5.  Negative Covenants.

Without the prior written consent of the Lender, from the date hereof until the date the Senior Note is repaid in full, the Company and its Subsidiary shall be prohibited from

(A) Effecting or entering into an agreement or to affect any subsequent financing which shall be senior to the Senior Notes, or any other financing;

(B) Selling, leasing, or otherwise disposing of their respective assets;

(C) Dissolving, liquidating, or winding up their respective businesses;

(D)  Conducting their respective businesses other than in their ordinary and usual course;

(E) Paying any dividend or make any other distributions of cash or property;

(F) Merging or consolidating with another entity;

(G) Issuing any shares of Company capital stock or Company debt securities.

6.  Loan Delivery.

At the request of the Company, Lender shall deposit a total of $3,242,606.15, less any applicable wire or transfer fees, to an account designated by Company located in the Peoples Republic of China or, if such amount is deposited in RMB, it shall be deposited at an exchange rate fixed at UD$1 = RMB 6.83.  $5,757,393.85, less any applicable wire or transfer expenses shall be deposited in escrow at the account of The Newman Law Firm IOLA Account, in escrow for the benefit of the Company.  Upon confirmation in writing by the Company of receipt of the funds deposited in China and upon receipt of the funds in the U.S. account, The Newman Law Firm shall confirm receipt of the funds to Lender in writing and all funds held in the Newman Law Firm IOLA account shall be promptly released to the Company as directed by the Company in writing.

7.  Miscellaneous.

(A) (i) The Company agrees to indemnify and hold harmless the Lender and its affiliates and their respective directors, officers, employees and agents (each a “Lender Indemnitee”) from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which any such Lender Indemnitee may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Lender Indemnitee for all such amounts as they are incurred by such Lender Indemnitee.

(ii) The Lender agrees to indemnify and hold harmless the Company and its affiliates and their respective directors, officers, employees and agents (each a “Company Indemnitee”) from and against any and all Losses to which any such Company Indemnitee may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Lender under the Transaction Documents, and will reimburse any such Company Indemnitee for all such amounts as they are incurred by such Company Indemnitee.

(B) This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Lender, as applicable, provided, however, that  Lender may assign its rights and delegate its duties hereunder in whole or in part to an affiliate. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(C) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

(D) The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(E) Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by mail, then such notice shall be deemed given upon the  receipt of such notice by the recipient and (iii) if given by an internationally recognized overnight air courier, then such notice shall be deemed given two Business Days after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days advance written notice to the other party:

If to the Company:
A-1, 10, Street 7
Shenyang Economic and Technological Development Zone
Shenyang, China 110027

With a copy to (which copy shall constitute notice):
The Newman Law Firm, PLLC
14 Wall Street, 20th Floor
New York, NY 10005
Attention: Robert Newman

If to the Lender.
Akara Bldg, 24 De Castro Street,
Wickhams Cay 1, Road Town,
Tortola, British Virgin Islands

(F) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Lender.

(G) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

(H) Entire Agreement. This Agreement, including the Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

(I) Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(J) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written

SMARTHEAT INC.

By:	/s/James Wang
Name: James Wang
Title: President & Chief Executive Officer

SHENYANG TAIYU MACHINERY &
ELECTRONIC EQUIPMENT CO, LTD.

By:	/s/James Wang
Name: James Wang
Title: President and Chief Executive Officer

STRONG GROWTH CAPITAL, LTD

By:	/s/ Venlaw Consultants Co. Inc.
Authorized
Signatory: Corporate Directors